SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 13, 1997


                           ESQUIRE COMMUNICATIONS LTD.
               (Exact name of registrant as specified in charter)


    DELAWARE                    1-11782                      13-3703760
(State or other               (Commission                   (IRS Employer
 jurisdiction of               File Number)                 Identification
 incorporation)                                             No.)


216 EAST 45TH STREET, NEW YORK, NY                        10017
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (212) 687-8010

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 (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        Pursuant to an Asset Purchase Agreement dated as of June 13, 1997 (the "KKA Agreement"), by and among Esquire Communications Ltd. ("Esquire"), Krauss, Katz & Ackerman, Inc. ("KKA") and the stockholders of KKA, on June 13, 1997, Esquire, through a wholly-owned subsidiary, acquired substantially all the assets of KKA. The purchase price paid by Esquire consisted of $9,000,000 of cash. Esquire may pay to KKA additional consideration of up to 300,000 shares of Common Stock of Esquire based on the annual revenues derived from KKA's business for the three years beginning January 1, 1997.

        In connection with the KKA Agreement, Harvey Krauss, Leonard Katz and Robert Ackerman, the stockholders of KKA, entered into employment agreements with Esquire.

        Pursuant to an Asset Purchase Agreement dated as of June 18, 1997 (the "ANS Agreement"), by and among Esquire, American Network Services, Inc. ("ANS"), and the stockholders of ANS, on June 18, 1997, Esquire, through a wholly-owned subsidiary, acquired substantially all of the assets of ANS. The purchase price paid by Esquire consisted of $6,440,000 of cash and 750,000 shares of Common Stock of Esquire. Esquire granted to the stockholders of ANS the right to require Esquire to register the shares of Common Stock received by them pursuant to the ANS Agreement under a Registration Statement to be filed under the Securities Act of 1933.

        In connection with the ANS Agreement, Dr. John C. Durham, the president and a stockholder of ANS, was elected as a director of Esquire. A stockholders agreement previously entered into by various stockholders of Esquire was amended to provide that such stockholders would agree to use their best efforts to elect Dr. Durham as a director of the Company until he ceases to own at least 56,995 shares of Common Stock of Esquire.

        The cash portion of the purchase price for the acquisitions was obtained by Esquire from borrowings made pursuant to its existing Credit Agreement with Antares Leveraged Capital Corp. and from the sale by Esquire of 7,500 additional shares of Series A Convertible Preferred Stock for an aggregate sales price of $7.5 million. The shares were sold pursuant to a Purchase Agreement dated October 23, 1996 with Golder, Thoma, Cressey, Rauner Fund IV, L.P. and Antares Leveraged Capital Corp. Pursuant to an amendment to such agreement, such entities will have the right from time to time on or prior to December 17, 1998 to acquire up to an additional 7,500 shares of Series A Convertible Preferred Stock at a price of $1,000 per share, which shares shall have the same terms as the existing Series A Convertible Preferred Stock.

        The purchase price and all negotiations relating to the transactions were on an arm's length basis. The assets acquired by Esquire will continue to be used in Esquire's court reporting business.

        The foregoing description of each of the acquisitions is qualified in its entirety by reference to the complete texts of the KKA Agreement and ANS Agreement which are filed as exhibits to this Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

        (a), (b) It is impractical to provide the financial statements of KKA and ANS and the pro forma financial information at this time. Such financial statements and pro forma financial information will be filed as soon as practicable but not later than 60 days from the date hereof.

EXHIBITS

    10.1 Asset Purchase Agreement dated as of June 13, 1997, among Esquire, Krauss, Katz & Ackerman, Inc., Harvey Krauss, Leonard Katz and Robert Ackerman.

    10.2      Asset Purchase Agreement dated as of June 18,
              1997, among  Esquire, American Network Services, Inc.,
              John C. Durham,  David Rainwater, William Bird and Jeff Johnson.

    10.3 Amendment No. 1 dated as of June 17, 1997 to Purchase Agreement dated October 23, 1996, among Esquire, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and Antares
              Leveraged Capital Corp.

    10.4 Amendments No.1 and No. 2 to Stockholder's Agreement dated October 23, 1996, among Esquire and various stockholders of Esquire.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ESQUIRE COMMUNICATIONS LTD.


Dated:  June 25, 1997                     By:/s/ David Higson
                                             David Higson
                                             Senior Vice President and
                                             Chief Financial Officer

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                                  EXHIBIT INDEX



EXHIBIT                                DESCRIPTION                  PAGE NO.


 10.1                      Asset Purchase Agreement dated as  of
                           June 13, 1997, among Esquire,
                           Krauss, Katz & Ackerman, Inc.,
                           Harvey Krauss, Leonard Katz and
                           Robert Ackerman.

 10.2                      Asset Purchase Agreement dated as  of
                           June 18,1997, among Esquire,
                           American Network Services, Inc.,
                           John C. Durham, David Rainwater and
                           William Bird and Jeff Johnson.

 10.3 Amendment No. 1 dated as of June 17, 1997 to Purchase Agreement dated October 23, 1996, among Esquire, Golder, Thoma, Cressey, Rauner Fund IV, L.P. and Antares Leveraged Capital Corp.

 10.4                      Amendments No. 1 and No. 2 to
                           Stockholder's Agreement dated
                           October 23, 1996, among Esquire and
                           various stockholders of Esquire.